Exhibit I
JOINT FILING AGREEMENT
Pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the undersigned persons hereby agree to the joint filing on behalf of each of them of a Schedule 13D (including any amendments thereto, the “Schedule 13D”) with respect to the Common Shares of World Color Press Inc. Furthermore, each party to this Agreement expressly authorizes each other party to this Agreement to file the Schedule 13D on his or its behalf. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
Date: January 27, 2010

CATALYST FUND LIMITED PARTNERSHIP II
	By:	CATALYST FUND GENERAL PARTNER II INC., its General Partner
	By:	/s/ Newton Glassman

		Name:	Newton Glassman
		Title:	Director

/s/ Newton Glassman Newton Glassman	CATALYST FUND GENERAL PARTNER II INC.
	By:	/s/ Newton Glassman

		Name:	Newton Glassman
		Title:	Director
/s/ Gabriel de Alba
Gabriel de Alba

CCGI HOLDINGS II INC.

/s/ Jonathan A. Levin	By:	/s/ Newton Glassman

Jonathan A. Levin		Name:	Newton Glassman
		Title:	Director

THE CATALYST CAPITAL GROUP INC.

	By:	/s/ Newton Glassman

		Name:	Newton Glassman
		Title:	President / Managing Partner / Director
Signature Page to Joint Filing Agreement